UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

170 Pater House, Psaila Street

Birkirkara, Malta, BKR 9077

(Address of principal executive offices)

356 2757 7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 13, 2020, Esports Entertainment Group, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). More than thirty-three and 34/100 percent (33.34%) of the total number of shares outstanding and entitled to vote at the Special Meeting were present in person or by proxy thereby constituting a quorum. The matters that were voted upon at the Special Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions, as to such matters, where applicable, are set forth below:

1.	Holders of the Company’s common stock voted to adopt the Esports Entertainment Group, Inc. 2020 Equity and Incentive Plan, as follows:

Number of Votes
Common Shares Votes For	Percent of Common Stock Outstanding	Votes Against/Withheld	Abstentions
5,949,312	53.21%	154,598	65,130

2.	Holders of the Company’s common stock voted to adjourn the Special Meeting to solicit additional proxies, as follows:

Number of Votes
Common Shares Votes For	Percent of Common Stock Outstanding	Votes Against/Withheld	Abstentions
5,970,500	53.40%	132,584	65,956

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Dated: August 17, 2020	By:	/s/ Grant Johnson
Grant Johnson Chief Executive Officer